UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2016

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 19, 2016, The Kraft Heinz Company issued a press release announcing the final results of an offer to exchange by Kraft Heinz Foods Company of up to $15,000,000,000 aggregate principal amount of its (i) new $1,000,000,000 1.60% senior notes due 2017, (ii) new $1,500,000,000 2.00% senior notes due 2018, (iii) new $1,500,000,000 2.80% senior notes due 2020, (iv) new $1,000,000,000 3.50% senior notes due 2022, (v) new $2,000,000,000 3.95% senior notes due 2025, (vi) new $1,000,000,000 5.00% senior notes due 2035, (vii) new $2,000,000,000 5.20% senior notes due 2045, (viii) new $2,000,000,000 3.000% senior notes due 2026, and (ix) new $3,000,000,000 4.375% senior notes due 2046 for a like principal amount of its (i) outstanding $1,000,000,000 1.60% senior notes due 2017, (ii) outstanding $1,500,000,000 2.00% senior notes due 2018, (iii) outstanding $1,500,000,000 2.80% senior notes due 2020, (iv) outstanding $1,000,000,000 3.50% senior notes due 2022, (v) outstanding $2,000,000,000 3.95% senior notes due 2025, (vi) outstanding $1,000,000,000 5.00% senior notes due 2035, (vii) outstanding $2,000,000,000 5.20% senior notes due 2045, (viii) outstanding $2,000,000,000 3.000% senior notes due 2026, and (ix) outstanding $3,000,000,000 4.375% senior notes due 2046.
The exchange offer expired at 5:00 p.m., New York City time, on August 16, 2016. Settlement occurred on August 19, 2016.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	The Kraft Heinz Company Press Release, dated August 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: August 19, 2016	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer

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